Exhibit 4.11

Execution Version
FIRST SUPPLEMENTAL INDENTURE
    First Supplemental Indenture (this “Supplemental Indenture”), dated as of February 22, 2022, between WeWork Inc., a Delaware corporation (the “Guaranteeing Parent”), an indirect parent of WeWork Companies LLC, a Delaware limited liability company (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).
W I T N E S S E T H
    WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an Amended and Restated Senior Notes Indenture, dated as of December 16, 2021 (the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 5.00% Senior Notes due 2025 (the “Notes”), in the form of Series I Notes and Series II Notes (each as defined in the Indenture);
    WHEREAS, the Guaranteeing Parent desires to unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
    WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
    NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
    1.     Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
    2.     Guarantor. The Guaranteeing Parent hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof (such Note Guarantee, the “Parent Guarantee”). The Parent Guarantee shall be automatically and unconditionally released and discharged, and no further action by the Guaranteeing Parent, the Company, the Holders or the Trustee shall be required for the release of the Parent Guarantee, upon (i) the occurrence of any of the events set forth in Section 10.06(a) of the Indenture or (ii) the delivery by the Company of an Officer’s Certificate to the Trustee stating that the Company elects to terminate the Parent Guarantee, subject to the requirements set forth in Section 10.06 of the Indenture. At the request of the Company, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the Parent Guarantee.
    3.     Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
    4.     Waiver of Jury Trial. EACH OF THE GUARANTEEING PARENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE PARENT GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

    5.     Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
    6.     Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
    7.     The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Parent.
    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
[Signature Page Follows]

                    WEWORK INC.
                    By: /s/ Jared DeMatteis
                    Name: Jared DeMatteis
                    Title: Chief Legal Officer

                    U.S. BANK NATIONAL ASSOCIATION, as Trustee
                    By: /s/ Christopher J. Grell
                    Name: Christopher J. Grell
                    Title: Vice President

[Signature Page to First Supplemental Indenture]